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                                                                      EXHIBIT 11

                            RTW, INC. AND SUBSIDIARY
                  STATEMENT REGARDING COMPUTATION OF NET INCOME
                     PER COMMON AND COMMON SHARE EQUIVALENT



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                                                   1994                1995                1996
                                             ---------------     ---------------     ---------------
WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING, UNADJUSTED                         8,118,287          10,607,307          11,774,147


STOCK WARRANTS                                        90,099              54,944               4,325


STOCK OPTIONS
   Options at $25.00                                       -                   -                  57
   Options at $19.33                                       -                   -               7,013
   Options at $16.67                                       -                 393               1,446
   Options at $12.50                                       -                 684               3,424
   Options at $ 8.67                                       -              19,401              44,160
   Options at $ 8.00                                  57,606                   -                   -
   Options at $ 2.67                                       -              61,119              69,619
   Options at $ 2.00                                 219,919             343,233             352,642
   Options at $ 0.53                                   1,227                 750                   -
   Options at $ 0.40                                  16,516                   -                   -
   Options at $ 0.22                                  13,241                   -                   -
                                             ---------------     ---------------     ---------------

WEIGHTED AVERAGE COMMON AND COMMON
   SHARE EQUIVALENTS OUTSTANDING                   8,516,895          11,087,831          12,256,833
                                             ---------------     ---------------     ---------------
                                             ---------------     ---------------     ---------------

NET INCOME ($000'S)                                   $4,195              $7,058              $8,982
                                             ---------------     ---------------     ---------------
                                             ---------------     ---------------     ---------------

NET INCOME PER COMMON AND COMMON
   SHARE EQUIVALENT                                    $0.49               $0.64               $0.73
                                             ---------------     ---------------     ---------------
                                             ---------------     ---------------     ---------------
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